                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

NAME                                                          JURISDICTION OF INCORPORATION
------------------------------------------------------------  ------------------------------
KinderCare Real Estate Corp.                                  Delaware
KC Development Corp.                                          Delaware
KC Hedging Corp.                                              Delaware
Mini-Skools Limited                                           Alberta, Canada
Mini-Skools, Inc.                                             Delaware
KinderCare Learning Centres Limited                           United Kingdom
KinderCare Properties Limited                                 United Kingdom